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                                                                     EXHIBIT 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        INDUSTRIALEX MANUFACTURING CORP.


         These Restated Articles of Incorporation (the "Restated Articles") of Industrialex Manufacturing Corp., a Colorado corporation (the "Corporation"), correctly set forth the provisions of the Corporation's Articles of Incorporation, as previously amended. These articles only restate and integrate and do not further amend the provisions of the corporation's Articles of Incorporation. Pursuant to Section 7-110-107 of the Colorado Business Corporation Act, the Board of Directors of the Corporation may restate the Articles of Incorporation without shareholder approval. The Restated Articles were approved by a vote of the Board of Directors of the Corporation on May 4, 2000, and no shareholder action was required. The Restated Articles supersede the original Articles of Incorporation and any and all amendments thereto.


                                    ARTICLE I

         The name of the Corporation is Industrialex Manufacturing Corp.

                                   ARTICLE II

         The Corporation is incorporated under the Colorado Business Corporation Act (the "Act").

                                   ARTICLE III

         The purposes for which the Corporation is organized and its powers are as follows:

             3.1 To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a corporation may be incorporated under Colorado law.

             3.2 To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

         The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.



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                                   ARTICLE IV

         4.1 The Corporation shall have authority to issue a total of 50,000,000 shares of common stock, each with a par value of $.01.

         4.2 Cumulative voting shall not be permitted in the election of directors or otherwise.

                                    ARTICLE V

         Except as bylaws adopted by the shareholders may provide for a greater quorum requirement, a majority of the outstanding shares shall constitute a quorum at any meeting of shareholders. Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Act with respect to action on amendment to these articles of incorporation, on a plan of merger or share exchange, on the disposition of all or substantially all of the property of the Corporation, on the granting of consent to the disposition of property by an entity controlled by the Corporation, and on the dissolution of the Corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Any bylaw adding, changing, or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirements and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

                                   ARTICLE VI

         6.1 The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors, which shall be elected at the annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

         6.2 The number of directors of the Corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors. One (1) director shall constitute the initial board of directors.

         6.3 The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

         6.4 The initial board of directors shall consist of:

                  NAME                               MAILING ADDRESS
                  ----                               ---------------
                  Ahmad Akrami                       63-A S. Pratt Parkway
                                                     Longmont, Colorado 80501


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who shall serve until the first annual meeting of shareholders and until his successor is duly elected and qualified.

                                   ARTICLE VII

         As used in this Article VII, "conflicting interest transaction" means any of the following: (a) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (b) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (c) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable or be enjoined or set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose, so long as such conflicting interest transaction is authorized, approved or ratified in accordance with the requirements explicitly set forth in the Act. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                                  ARTICLE VIII

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director of the Corporation or, while serving as a director of the Corporation, such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE IX

         No director of the Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or



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which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Act; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to eliminate or diminish the defenses ordinarily available to a director or to deprive any director of any right he or she may have for contribution from any other director or other person. If the Colorado Business Corporation Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation under this Article IX, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article IX, prior to such repeal or modification.

                                    ARTICLE X

         The street address of the initial registered office of the Corporation is 63-A S. Pratt Parkway, Longmont, Colorado 80301. The name of the initial registered agent of the Corporation at such address is Ahmad Akrami.

                                   ARTICLE XI

         The address of the initial principal office of the Corporation is 63-A
S. Pratt Parkway, Longmont, Colorado 80301.

                                   ARTICLE XII

         Unless a person is recognized as a shareholder through procedures established by the Corporation pursuant to Section 7-107-204 of the Act or any similar law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes permitted by the Act, including without limitation all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Section 7-107-204 of the Act or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the Corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Section 7-113-101(1) of the Act, of any right he may have pursuant to Article 113 of the Act or any successor thereof.



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         SIGNED this 4th day of May, 2000.


                                               INDUSTRIALEX MANUFACTURING CORP.,



                                               By:     /s/ Ahmad Akrami
                                                  ---------------------------
                                               Name:  Ahmad Akrami
                                               Title: President